Exhibit 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois  60601

September 16, 2009

Echo Global Logistics, Inc.

600 West Chicago Avenue

Suite 725

Chicago, IL 60654

Re:          Form S-1 Registration Statement (Registration No. 333-150514)

Ladies and Gentlemen:

We have acted as special counsel to Echo Global Logistics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-150514) initially filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2008, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of the offer and sale (after giving effect to the recapitalization of the Company described in the Registration Statement (the “Recapitalization”)) of up to 6,555,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The Company will offer and may sell up to 5,700,000 of such shares of Common Stock pursuant to the Registration Statement (the “Primary Shares”) and up to 855,000 of such shares of Common Stock may be offered and sold by certain selling stockholders to cover over-allotments pursuant to the Registration Statement (the “Option Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”), to be filed with the Secretary of State of the State of Delaware prior to the sale of the Primary Shares and the Option Shares.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties (other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, and assuming the completion of the Recapitalization, we are of the opinion that:

1.             Upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the Primary Shares will be duly authorized, and, when the Registration Statement becomes effective under the Securities Act, and when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company’s transfer agent and delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the underwriting agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

2.             Upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the Option Shares will be duly authorized and will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP